Exhibit 2.2

Execution Version

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”) is entered into as of November 8, 2008, by and between FAVRILLE, INC., a Delaware corporation (“Parent”), and [                      ], [an individual] [a                    corporation] (“Stockholder”).  This Agreement is one of a series of Voting Agreements entered into by and between Parent and each of the persons and entities set forth on the Schedule of Stockholders attached as Exhibit A hereto pursuant to the terms and conditions of that certain Agreement and Plan of Merger and Reorganization of even date herewith (the “Merger Agreement”), by and among Parent, MONTANA MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and MYMEDICALRECORDS.COM, INC., a Delaware corporation (the “Company”).

RECITALS

A.                                    Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the shares, and rights to purchase shares, of Company Capital Stock indicated on the signature page to this Agreement.

B.                                    The Merger Agreement provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”).

C.                                    In order to induce Parent to enter into the Merger Agreement, Stockholder is entering into this Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.                       CERTAIN DEFINITIONS

1.1.                            Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.  In addition, for purposes of this Agreement:

(a)                                  Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of such security, regardless of whether Stockholder Owns such security on the date hereof or has acquired Ownership of such security at any time after the date hereof and regardless of the manner in which Stockholder has acquired Ownership of such security, including, without limitation, as a result of the exercise of any options or warrants, the conversion of any convertible securities, the exchange of any securities or otherwise.

(b)                                  “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, any other corporate entity, any unincorporated association or organization and any Governmental Body.

(c)                                  “Subject Securities” shall mean (i) all securities of the Company (including all shares of Company Capital Stock and all options, warrants and other rights to acquire shares of Company Capital Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Capital Stock and all additional options, warrants and other rights to acquire shares of Company Capital Stock) of which Stockholder acquires Ownership during the Voting Covenant Period.

(d)                                  A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, tenders, assigns, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, tender of, assignment of, encumbrance of, grant of an option with respect to, transfer of or other disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

(e)                                  “Voting Covenant Expiration Date” shall mean the earlier of the date upon which the Merger Agreement is validly terminated, or the date upon which the Merger is consummated.

(f)                                    “Voting Covenant Period” shall mean the period commencing from the date of this Agreement and ending on the Voting Covenant Expiration Date.

SECTION 2.                       TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1.                            Restriction on Transfer of Subject Securities.  Subject to Section 2.3, during the Voting Covenant Period, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected; provided, however, that nothing contained in this Agreement will be deemed to restrict the ability of Stockholder to exercise any Company Options or Company Warrants held by Stockholder during the Voting Covenant Period, and upon any such exercise, the Company Capital Stock acquired by Stockholder shall be Subject Securities hereunder.

2.2.                            Restriction on Transfer of Voting Rights.  During the Voting Covenant Period, Stockholder shall ensure that:  (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy or power of attorney is granted (other than in connection with Stockholder’s compliance with Section 3.2 of this Agreement), and no voting agreement or similar agreement is entered into, with respect to any Subject Securities.

2.3.                            Permitted Transfers.  Section 2.1 shall not prohibit a Transfer of any Subject Securities by Stockholder (a) to Parent or to any wholly-owned subsidiary of Parent, (b) if Stockholder is an individual (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family or (ii) upon the death of Stockholder, or (c) if Stockholder is corporation, to an affiliated corporation under common control with Stockholder; provided, however, in the case of each of clauses (b) and (c) above, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, satisfactory in form and substance to Parent, to be bound by the terms of this Agreement and delivers a duly executed proxy in the form attached hereto as Exhibit B with respect to such transferred Subject Securities.

SECTION 3.                       VOTING OF SHARES

3.1.                            Voting Covenant Prior to Termination of Merger Agreement.  Stockholder hereby covenants and agrees that, during the Voting Covenant Period, at any meeting (whether annual or special or whether or not an adjourned or postponed meeting) of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause any and all Subject Securities to be voted:

(a)                                  in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

(b)                                  to the extent such Stockholder holds shares of Company Preferred Stock, in favor of the conversions of Company Preferred Stock contemplated by the Merger Agreement, whereby, effective immediately prior to the Merger, shares of Company Preferred Stock will be converted into shares of Company Common Stock in accordance with the conversion provisions of the Company Preferred Stock set forth in the Company Certificate of Incorporation (the “Conversion”), and in favor of any action in furtherance of any of the foregoing;

(c)                                  against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(d)                                  against any of the following (or any agreement, to enter into, effectuate, facilitate or support any of the following) (other than the Merger and the transactions contemplated by the Merger Agreement, including the Conversion and the transactions contemplated thereby):  (A) any Acquisition Proposal; (B) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (C) any sale, lease, transfer or other disposition of a material amount of assets of the Company; (D) any reorganization, recapitalization, dissolution or liquidation of the Company; (E) any change in a majority of the board of directors of the Company; (F) any amendment to the Company’s Certificate of Incorporation or bylaws; (G) any material change in the capitalization of the Company or the Company’s corporate structure; and (H) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

Stockholder hereby agrees and covenants that during the Voting Covenant Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a)”, “(b)”, “(c)” or “(d)” of this Section 3.1.

3.2.                            Proxy; Further Assurances.

(a)                                  Contemporaneously with the execution of this Agreement:  (i) Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit B, which shall be irrevocable to the fullest extent permitted by law at all times during the Voting Covenant Period with respect to the Subject Securities of the Stockholder (the “Proxy”); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit B) executed on behalf of the record owner of any outstanding shares of Company Capital Stock that are owned beneficially (within the meaning of Rule 13d-3 promulgated under the Exchange Act), but not of record, by Stockholder.

(b)                                  The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.  The Stockholder hereby affirms that the irrevocable Proxy contemplated hereby is given in connection with the execution of the Merger Agreement, and that such irrevocable Proxy is given to secure performance of the duties of Stockholder under this Agreement.  Stockholder shall, at Stockholder’s own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement with respect to the Subject Securities.

SECTION 4.                       WAIVER OF APPRAISAL RIGHTS

Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of any outstanding shares of Company Capital Stock Owned by Stockholder (“Appraisal Rights”), including, without limitation, any Appraisal Rights under the DGCL and the California Corporations Code.

SECTION 5.                       NO SOLICITATION

Stockholder hereby represents and warrants that he or she has read Section 4.4 of the Merger Agreement and agrees to be bound by the provisions of Section 4.4 in the same manner as the Company as if Stockholder were the Company.

SECTION 6.                       REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent as follows:

6.1.                            Authorization, Etc.  Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform Stockholder’s obligations hereunder and thereunder.  Stockholder has sole power of disposition, sole power of conversion, sole power to demand Appraisal Rights, and sole power to vote or otherwise agree to all of the matters set forth in this Agreement, in each case with respect to all Subject Securities Owned by Stockholder, with no material limitations, qualifications, or restrictions on such rights.  This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.  If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.  If this Agreement is being executed in a representative capacity with respect to Stockholder, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

6.2.                            No Conflicts or Consents.

(a)                                  The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s Affiliates or properties is or may be bound or affected.

(b)                                  The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

6.3.                            Title to Securities.  As of the date of this Agreement:  (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock and Company Preferred Stock set forth under the headings “Shares of Company Common Stock Held of Record” and “Shares of Company Preferred Stock Held of Record” on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Capital Stock set forth under the headings “Company Options and Company Warrants Exercisable for Company Common Stock” and “Company Options and Company Warrants Exercisable for Company Preferred Stock” on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the headings “Additional Securities Beneficially Owned Exercisable for/Convertible into Company Common Stock” and “Additional Securities Beneficially Owned Exercisable for/Convertible into Company Preferred Stock” on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of Company Capital Stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of Company Capital Stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

6.4.                            Absence of Litigation.  As of the date hereof, there is no Legal Proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder, or any property or asset of the Stockholder, before any Governmental Body that seeks to delay or prevent the consummation of the Merger or the transactions contemplated by the Merger Agreement.

6.5.                            Accuracy of Representations.  The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Voting Covenant Expiration Date as if made on that date.

SECTION 7.                       ADDITIONAL COVENANTS OF STOCKHOLDER

7.1.                            Further Assurances.  From time to time and without additional consideration, Stockholder shall (at Stockholder’s sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder’s sole expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement and the Proxy.

7.2.                            Legends.  If requested by Parent, immediately after the execution of this Agreement (and from time to time upon the acquisition by Stockholder of Ownership of any shares of Company Capital Stock during the Voting Covenant Period), Stockholder shall cause each certificate evidencing any outstanding shares of Company Capital Stock or other securities of the Company Owned by Stockholder to be surrendered so that the transfer agent for such securities may affix thereto a legend in the following form:

THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF A VOTING AGREEMENT DATED AS OF NOVEMBER 8, 2008, AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 8.                       MISCELLANEOUS

8.1.                            Survival of Representations, Warranties and Agreements.  All representations, warranties, covenants and agreements made by Stockholder in this Agreement shall survive until the Voting Covenant Period has expired.

8.2.                            Expenses.  All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

8.3.                            Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after being sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

if to Stockholder:

at the address and facsimile telephone number set forth on Stockholder’s signature page hereto; and

if to Parent:

FAVRILLE, INC.

4401 Eastgate Mall

San Diego, CA 92121

Attn: Tamara A. Seymour

Fax: (858) 677-0800

with a required copy (which alone shall not constitute notice) to:

COOLEY GODWARD KRONISH LLP

4401 Eastgate Mall

San Diego, CA 92121

Attn: Barbara L. Borden, Esq.

Fax: (858) 550-6420

8.4.                            Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

8.5.                            Entire Agreement; Amendment.  This Agreement, the Merger Agreement and the Proxy and any other documents delivered by the parties in connection herewith or therewith set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties relating to the subject matter hereof and thereof.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of both parties hereto.

8.6.                            Assignment; Binding Effect.  Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void.  Subject to the preceding sentence, this Agreement shall be binding upon

Stockholder and Stockholder’s heirs, estate, executors and personal representatives and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns.  Without limiting any of the restrictions set forth in Section 2 or Section 7.1 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred.  Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

8.7.                            Indemnification.  Stockholder shall hold harmless and indemnify Parent and Parent’s Affiliates from and against, and shall compensate and reimburse Parent and Parent’s Affiliates for, any loss, damage, claim, liability, fee (including reasonable attorneys’ fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent or any of Parent’s Affiliates, or to which Parent or any of Parent’s Affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Agreement, or (b) subject to Section 8.8, any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement or in the Proxy.

8.8.                            Fiduciary Duties.  Stockholder is signing this Agreement in Stockholder’s capacity as the owner of the Subject Securities, and nothing in this Agreement shall prohibit, prevent or preclude Stockholder or Stockholder’s representatives from taking or not taking any action in Stockholder’s capacity as a director of the Company.

8.9.                            Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached.  Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.  Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.9, and Stockholder irrevocably waives any right that Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

8.10.                     Non-Exclusivity.  The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).  Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

8.11.                     Governing Law; Waiver of Jury Trial; Jurisdiction and Venue.

(a)                                  This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b)                                  Any legal action or other legal proceeding relating to this Agreement or the Proxy or the enforcement of any provision of this Agreement or the Proxy shall be brought or otherwise commenced exclusively in any state or federal court located in Delaware, and Stockholder hereby waives such Stockholder’s right to a jury trial.  The parties hereto each:

(i)                                    expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Delaware (and each appellate court located in the State of Delaware), in connection with any legal proceeding;

(ii)                                agrees that service of any process, summons, notice or document by U.S. mail addressed to it at the address set forth in Section 8.3 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii)                            agrees that each state and federal court located in Delaware, shall be deemed to be a convenient forum; and

(iv)                               agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Delaware, any claim by either the Company or Stockholder that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

8.12.                     Counterparts.  This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

8.13.                     Attorneys’ Fees.  If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

8.14.                     Waiver.  No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.15.                     Construction.

(a)                                  For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)                                  The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)                                  As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)                                  Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

(e)                                  The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF,  Parent and Stockholder have caused this Agreement to be executed as of the date first written above.

PARENT:

FAVRILLE, INC., a Delaware corporation

By:
Name:
Title:

STOCKHOLDER:

[Signature Block for Individuals]	[Signature Block for Entities]

Signature	Print Name of Entity

By:
Print Name
Name:
Address:
Title:

Fax No.:	Address:

Fax No.:

Shares of Company Common Stock Held of Record	Company Options and Company Warrants Exercisable for Company Common Stock	Additional Securities Beneficially Owned Exercisable for/Convertible into Company Common Stock

Shares of Company Preferred Stock Held of Record	Company Options and Company Warrants Exercisable for Company Preferred Stock	Additional Securities Beneficially Owned Exercisable for/Convertible into Company Preferred Stock

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EXHIBIT A

SCHEDULE OF STOCKHOLDERS

Robert H. Lorsch

Naj Allana

Hector V. Barreto, Jr.

George Rebensdorf

Bernard Stolar

Rich Teich

The RHL Group, Inc.

A-1

EXHIBIT B

FORM OF IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of MYMEDICALRECORDS.COM, INC., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes JOHN P. LONGENECKER, TAMARA A. SEYMOUR and FAVRILLE, INC., a Delaware corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the Stockholder with full power of substitution and resubstitution, to the full extent of the Stockholder’s rights with respect to (i) the outstanding shares of capital stock of the Company Owned (as defined in the Voting Agreement (as defined below)) by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the Stockholder may Own during the Voting Covenant Period (as defined in the Voting Agreement).  (The shares of the capital stock of the Company referred to in clauses “(i)” and “(ii)” of the immediately preceding sentence are collectively referred to as the “Shares”.)  Upon the execution hereof, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest sufficient at law to support an irrevocable proxy and is granted pursuant to the Voting Agreement, dated as of the date hereof, between Parent and the Stockholder (the “Voting Agreement”), in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Montana Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, and the Company.  This proxy will terminate upon the expiration of the Voting Covenant Period (as defined in the Voting Agreement).

During the Voting Covenant Period, the attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any meeting (whether annual or special or whether or not an adjourned or postponed meeting) of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company, as applicable:

(i)            in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

(ii)           to the extent the Shares include shares of Company Preferred Stock, in favor of the Conversion (as defined in the Voting Agreement), whereby, effective immediately prior to the Merger, shares of Company Preferred Stock (as defined in the Merger Agreement) will be converted into shares of Company Common Stock (as defined in the Merger Agreement) in accordance with the conversion provisions of the Company Preferred Stock set forth in the Company’s Certificate of Incorporation (as defined in the Merger Agreement), and in favor of any action in furtherance of any of the foregoing;

(iii)         against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(iv)          against any of the following (or any agreement, to enter into, effectuate, facilitate or support any of the following) (other than the Merger and the transactions contemplated by the Merger Agreement, including the Conversion and the transactions contemplated thereby): (A) any Acquisition Proposal; (B) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (C) any sale, lease, transfer or other disposition of a material amount of assets of the Company; (D) any reorganization, recapitalization, dissolution or liquidation of the Company; (E) any change in a majority of the board of directors of the Company; (F) any amendment to the Company’s Certificate of Incorporation or bylaws; (G) any material change in the capitalization of the Company or the Company’s corporate structure; and (H) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the Stockholder agrees to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

[SIGNATURE PAGE FOLLOWS]

Dated:  November 8, 2008

[Signature Block for Individuals]	[Signature Block for Entities]

Signature	Print Name of Entity

By:
Print Name
Name:

Title:

Number of shares of common stock of the Company owned of record as of the date of this proxy:

Number of shares and class of preferred stock of the Company owned of record as of the date of this proxy: